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                                                                   Exhibit 10.36

              PALESTINE PRINCIPAL HEALTHCARE LIMITED PARTNERSHIP

                        AGREEMENT OF LIMITED PARTNERSHIP

        THIS AGREEMENT OF LIMITED PARTNERSHIP, made and entered into this 17th day of July, 1996, by and among PRINCIPAL HOSPITAL COMPANY, a Delaware corporation with its principal place of business at 5123 Paddock Village Court, Suite A-12, Brentwood, TN 37027, Attn: President ("Principal") as the General Partner, and those other persons identified on Schedule A as limited partners (the "Limited Partners"),


                             W I T N E S S E T H :


                  WHEREAS, the parties hereto desire to form a limited partnership upon the terms and conditions set forth in this Agreement of Limited Partnership (the "Agreement").

                  NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, after being duly sworn, do hereby swear to, agree and certify as follows:


                                    ARTICLE I
                                     General

1.1.              Formation.

                  The parties hereto hereby agree to form a limited partnership under and pursuant to the Texas Revised Limited Partnership Act (the "Act"), subject to the terms and conditions contained in this Agreement.

1.2.              Name.

                  The name of the Partnership shall be Palestine Principal Healthcare Limited Partnership. The business of the Partnership may be conducted under any name or names chosen by the General Partner in its discretion from time to time and reflected in an amendment to the Certificate of Limited Partnership duly recorded in the Office of the Secretary of State of Texas.










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  1.3.             Term.

                   The term of the Partnership shall commence on the date of the filing of a Certificate of Limited Partnership with the Office of the Secretary of State of Texas, and shall continue until December 31, 2036, unless earlier terminated in accordance with the provisions hereof or as provided by law.

  1.4.             Registered Office and Registered Agent.

                   The registered office of the Partnership shall be located at 350 St. Paul Street, Suite 2900, Dallas, Texas 75201, and the Partnership's registered agent for service of process at such location shall be CT Corporation System. The location of the Partnership's registered office and identity of the registered agent may be changed from time to time by the General Partner, without the necessity of obtaining consent from any Limited Partners, upon filing a statement of change with the Office of the Secretary of State of Texas in the manner provided in the Act.

  1.5.            Filings.

                  The General Partner and the Limited Partners, acting either directly or through the General Partner as attorney-in-fact or through such person or persons as the General Partner may appoint as attorney-in-fact, shall sign and file such additional and further certificates, affidavits, and other documents, and amendments thereto, as may be necessary to enable the Partnership to continue to conduct its business.

  1.6.            Purpose.

                  The purpose of the Partnership shall be (i) to own and operate the Project; and (ii) to conduct such other activities as may be necessary or appropriate to promote the business of the Partnership, it being agreed that each of the foregoing is an ordinary part of the Partnership's business; provided however, the Partnership shall not engage in any activities which are not in conformance with the Ethical and Religious Directives for Catholic Health Care Services as approved by the National Conference of Catholic Bishops or are inconsistent with the mission and philosophy of the Sisters of the Holy Family of Nazareth.

  1.7.            Powers.

                  The Partnership shall have all powers reasonably necessary to achieve its purposes hereunder. Without limiting the foregoing, the Partnership is expressly authorized to do the following:

                         (i)  acquire, by purchase or otherwise, the Project;

                         (ii) take and hold property, real, personal and mixed,
                    in the Partnership's name;



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                         (iii) enter into any agreement with any person, firm or
                    corporation, including the General Partner, or any Affiliate of the General Partner, requiring such person to perform services for the Partnership or to assist the General
                    Partner in the management of the Partnership or its business, provided approval of the Partners is received and further provided:

                         (a) the compensation to be paid to the General Partner
                    or any of its Affiliates shall be consistent with the provisions of this Agreement,

                         (b) the services to be performed shall be appropriate
                    for the management of the Partnership or its business, and

                         (c) the agreement shall be no less favorable to the
                    Partnership than it would be if negotiated on an arm's-length basis with an independent third party.

                         (iv) borrow money from third parties, the General
                    Partner or Affiliates of the General Partner, but excluding other limited partnerships sponsored by Affiliates of the General Partner, and issue evidences of indebtedness in furtherance of any or all of the purposes of the Partnership, and secure the same by grant of security interests in assets of the Partnership;

                         (v) open and maintain one or more Partnership bank
                    accounts in which all monies received by the Partnership shall be deposited;

                         (vi) lease, sell, exchange, refinance or grant an
                    option for the sale of all or any portion of the real or property of the Partnership, including the Project, at such rental, price or amount, for cash, securities or other property, and upon such terms as the General Partner may deem appropriate;

                         (vii) execute and deliver deeds, deeds of trust, notes,
                    leases, subleases, mortgages, bills of sale, financing statements, security agreements, easements and any and all other instruments appropriate to the conduct of the Partnership's business and the financing thereof;

                         (viii) lend its funds or make guarantees of others upon
                    such terms as the General Partner shall determine, but excluding loans to, or guarantees of, the General Partner and any of its affiliates, including other limited partnerships sponsored by Affiliates of the General Partner;

                         (ix) retain counsel, accountants, financial advisers
                    and other professional personnel; and

                         (x) engage in such other activities and incur such
                    other expenses as may be necessary or appropriate for the furtherance of the Partnership's purposes, and



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                    execute, acknowledge and deliver any and all instruments
                    necessary to the foregoing.

  1.8.              Principal Place of Business.

                    The principal place of business of the Partnership shall be located at 4000 South Loop 256, Palestine, TX 75802, Attn: President, The General Partner may from time to time by notice to all Partners change the address of the principal place of business of the Partnership.

  1.9.              Liability of Partners.

                    No Limited Partner, by virtue of being a limited partner hereunder, shall be personally liable for the debts, liabilities or obligations of the Partnership beyond the extent of such Limited Partner's capital contribution, together with the undistributed share of net profits of the Partnership from time to time credited to such Limited Partner's capital account. The amount of cash and other property contributed by a Limited Partner are the only contributions that a Limited Partner shall be required to make to the Partnership for the satisfaction of the debts, liabilities or obligations of the Partnership.

                    The General Partner shall not be personally liable to any Limited Partner for repayment of capital contributions of the Limited Partner or, except as expressly provided in this Agreement, have any obligation to make any advance or contribution of capital to the Partnership. The General Partner, however, is liable for all recourse obligations, unlike Limited Partners, who have no such personal liability, either to third parties, to the Partnership or to other Partners, except as stated above or otherwise required by the Act.

  1.10.             Definitions.

                    As used herein, the following terms have the indicated meanings:

                    1.10.1. "Act" shall have the meaning set forth in
  Section 1.1 hereof.

                    1.10.2. "Affiliate" means (i) any person directly or indirectly controlling, controlled by or under common control with another person; (ii) any person owning or controlling 10% or more of the outstanding voting securities of such other person; (iii) any officer, director or partner of such person; and (iv) if such other person is an officer, director or partner, any company for which such person acts in any such capacity.

                    1.10.3. "Capital Account" shall have that meaning assigned pursuant to Section 2.4 hereof.

                    1.10.4. "Capital Contribution" means the amount contributed to the Partnership by each Partner.


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                    1.10.5. "Cash Flow" means all cash receipts of the
  Partnership (other than capital contributions), less Partnership expenses (other than expenses such as depreciation and amortization that do not require cash expenditures), payment of Partnership debts and amounts retained as a reserve in the sole discretion of the General Partner.

                    1.10.6. "Code" means the Internal Revenue Code of 1986, as amended.

                    1.10.7. "General Partner" means Principal, together with any additional or substitute General Partner admitted pursuant to the provisions of this Agreement.

                    1.10.8. "Limited Partners" means the persons admitted pursuant to the provisions of this Agreement, but excluding assignees of Limited Partners as to which the General Partner have not consented to substitution.

                    1.10.9. "Management Agreement" means the management agreement of even date herewith between Principal and the Partnership.

                    1.10.10. "Mother Frances" means Mother Frances Hospital Regional Health Care Center.

                    1.10.11. "Partners" means collectively the General Partner and the Limited Partners. Reference to a "Partner" shall mean any one of the Partners.

                    1.10.12. "Partnership" means the Limited Partnership continued by this Agreement.

                    1.10.13. "Partnership Capital" means the total of the Capital Contributions of the Partners, as hereinafter set forth, as adjusted to reflect income, gains, losses, withdrawals and distributions. Capital contributions of property shall be valued at net fair market value as of the date of contribution.

                    1.10.14. "Percentage Interest" means the interest of each Partner, as set forth on Schedule A.

                    1.10.15. "PPI" shall mean Palestine-Principal, Inc.

                    1.10.16. "Project" shall mean Memorial Hospital, a 103 bed general hospital in Palestine, Texas.

                    1.10.17. "Securities Act" means the Securities Act of 1933, as amended, or any similar law then in effect.




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                  1.10.18. "Trailing EBITDA" means the earnings before income taxes, depreciation and amortization of the Partnership for the most recently ended fiscal year of the Partnership, all in accordance with generally accepted accounting principles.


                                   ARTICLE II
                                     Capital

2.1.              Capital Contributions.

                  The capital contributed or agreed to be contributed by each Partner is set forth in Schedule A attached to this Agreement.

2.2.              Additional Capital Contributions.

                  2.2.1. If the Partners unanimously determine that the Partnership requires additional capital contributions, each of the Partners shall contribute the funds required according to such Partner's Percentage Interest. The total amount and timing of such additional capital contributions shall be determined by the Partners. Unless otherwise specified by the Partners in the determination of additional capital contribution, the General Partner shall specify the payment date for additional capital contributions upon ten days prior written notice to the Partners consistent with such determination.

                  2.2.2. Notwithstanding the foregoing, at the election of Mother Frances, PPI shall contribute the entire additional capital contribution on behalf of Mother Frances, in which event such additional capital contribution shall be treated as a loan to Mother Frances followed by a contribution of capital by Mother Frances. Amounts up to $250,000 treated as loaned by PPI to Mother Frances shall bear interest at the Prime Rate plus 1%, and amounts exceeding $250,000 shall bear interest at the Prime Rate plus 1 1/2%.

                  2.2.3. The provisions of this Section 2.2 constitute an agreement among the Partners only and are not intended to create any right or interest on behalf of any person who is not a Partner or require any Partner to make a capital contribution for the benefit of any person who is not a Partner.

2.3.              Withdrawal and Return of Contributions.

                  No Partner shall have the right to withdraw his contribution or to receive any funds or property of the Partnership except as specifically provided in this Agreement. No Partner shall have the right to demand and receive property other than cash in return for his contributions.








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2.4.            Capital Accounts.

                The Partnership will maintain for each Partner an account to be designated its "capital account," which will be determined and maintained throughout the full term of the Partnership, in accordance with the capital accounting rules of Treasury Regulation Section 1.704-l(b)(2)(iv) including any amendments thereto or successor regulations.

2.5.              No Interest on Capital.

                  No interest shall be paid on capital contributions or on balances in capital accounts.

2.6.              Effect of Transfer of Partnership Interest.

                  Upon the transfer by any Partner of any or all of its Partnership interest, pursuant to the provisions of Article V of this Agreement, the proportionate amount of its respective capital account balance, determined in accordance with Section 2.4 hereof, shall be transferred to the transferee of such Partnership interest; provided, however, that no transfer of any Partnership interest shall, in and of itself, relieve the transferor of any obligation to the Partnership, including, but not limited to, such transferor's obligation, if any, to contribute to the capital of the Partnership.


                                   ARTICLE III
                Allocation of Income and Loss: Cash Distributions

3.1.              Distribution of Cash Flow.

                  Cash Flow shall be apportioned among and distributed to the Partners in proportion to their Percentage Interest.

3.2.              Profits and Losses.

                  "Profits" and "Losses" means for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a). For this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss, with the following adjustments:

                  (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 3.3 shall be added to such taxable income or loss; and

                  (b) Any expenditures of the Partnership described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section


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1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this Section 3.3 shall be subtracted from such taxable income or loss.

3.3.              Allocation of Profits and Losses.

                  3.3.1. Except to the extent provided in Sections 3.4 hereof, the Profits of the Partnership shall be allocated as follows:

                  (a) First, to the Partners in proportion to their negative capital accounts until all negative capital accounts are eliminated;

                  (b) Next, to the Partners until their capital accounts are in proportion to their Percentage Interest;

                  (c) All remaining Profits shall be allocated to the Limited Partners and the General Partner in proportion to their Percentage Interest.

                  3.3.2. The Losses of the Partnership shall be allocated to the Limited Partners and the General Partner in proportion to their Percentage Interest.

3.4.              Special Allocations.

                  3.4.1. In the event the Limited Partners unexpectedly receive any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to the Limited Partners in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the negative capital account created by such adjustments, allocations or distributions as quickly as possible. For purposes of the preceding sentence, Partners' Capital Accounts shall be reduced for the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6). The provisions of this Section 3.4.1 are intended to comply with the requirements of Treasury Regulation Section 1.704-1(b), including any amendments or successor regulations thereto, and shall be so interpreted.

                  3.4.2. If there is a net decrease in Partnership minimum gain as defined in Regulation Section 1.704-2(d) during a Partnership taxable year, then each Partner must be allocated items of income and gain for such year in an amount equal to such Partner's share of the net decrease in Partnership minimum gain as computed under Regulation Section 1.704-2(g)(2). The provisions of this
Section 3.4.2 are intended to comply with the requirements of Regulation Section 1.704-2, including any amendments or successor regulations thereto, and shall be so interpreted.

                  3.4.3. Notwithstanding any provision of this Article III to the contrary, to the extent allocations of loss or deductions to a Limited Partner would cause such Limited Partner to have a negative Capital Account balance, or increase the negative balance in a Limited Partner's




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Capital Account, such loss or deduction shall be allocated among those Limited
Partners with positive Capital Account balances to the extent thereof and in proportion thereto, with any remaining loss or deduction being allocated to the General Partner. For the purposes of this Section 3.4.3, distributions made prior to or contemporaneous with any allocation to a Limited Partner shall be reflected in such Partner's Capital Account prior to making such allocation to such Partner, and a Partner's Capital Account shall be credited to the extent
(i) such Partner is unconditionally obligated to make additional contributions to the Partnership; (ii) such Partner is unconditionally obligated to fund a deficit in his Capital Account upon liquidation; and (iii) such Partner is deemed to be obligated to restore his Capital Account balance pursuant to Regulation Sections 1.704-2(s)(1) and 1.704-2(i)(5).

                  3.4.4. In no event shall the General Partner's interest in each item of income, gain, loss, deduction or credit be less than 1% of each such item at all times during the existence of the Partnership.

3.5.              Allocation for Purposes of Nonrecourse Liabilities.

                  Solely for purposes of Regulation Sections 1.752-3(a)(3), Partnership profits shall be allocated to the Limited Partners and the General Partner in proportion to their Percentage Interest.

3.6.              Modification.

                  The General Partner, without the consent of the Limited Partners, may modify the provisions of Article III hereof or any other provisions of this Agreement if, after consultation with counsel to the Partnership, the General Partner determines that such modification is necessary to (i) cause the allocations contained in Article III to have substantial economic effect or otherwise be respected for federal income tax purposes under
Section 704 of the Code; (ii) cause the allocation of Profits and Losses under
Article III hereof to conform, in accordance with the requirements of Section 704 of the Code, to the distributions provided in Article III; or (iii) cause the provisions of the Agreement to comply with any applicable legislation, regulation or rule enacted or promulgated after the date of this Agreement, which change is necessary to enable the Partnership to carry out its purposes in the manner contemplated by this Agreement. Any such amendment shall be so as to cause the least significant deviation from the provisions of this Agreement as originally set forth.

3.7.              Consequences of Distributions.

                  Upon the determination to distribute funds in any manner expressly provided in this Article III, made in good faith, the General Partner shall incur no liability on account of such distribution, even though such distribution may have resulted in the Partnership retaining insufficient funds for the operation of its business which insufficiency resulted in loss to the Partnership or necessitated the borrowing of funds by the Partnership.



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3.8.              Partner Admission Date; Allocation of Profits, Losses and
                  Distributions in Respective Partnership Interest Transferred.

                  A purchaser of the Partnership interest of a Limited Partner shall become a Limited Partner on the date that both (a) its capital contribution, and (b) the other Partners accept such purchaser's subscription. If all or any portion of a Partnership interest is transferred during any fiscal year of the Partnership, Profits or Losses attributable to such Partnership interest for such fiscal year shall be divided and allocated between a transferor and the transferee based on the time each such party was, according to the books and records of the Partnership, the owner of record of the Partnership interest transferred during the year in which the transfer occurs utilizing any permissible convention selected by the General Partner.


                                   ARTICLE IV
              Rights, Duties and Obligations of the General Partner

4.1.              General Partner to Manage Business.

                  Subject to Section 4.8 hereof, the General Partner shall manage and control the business of the Partnership with full, exclusive and complete discretion in the management and control of said business, and shall make all decisions affecting said business. The Limited Partners, as such, shall not and shall have no right or power to take part in the control of the business, affairs and/or operations of the Partnership. The General Partner may, from time to time, delegate any or all of such responsibilities to third parties which, under the General Partner's supervision, will perform such acts and services for the Partnership as the General Partner may approve.

4.2.              Powers of the General Partner.

                  Subject to Section 4.8 hereof, the General Partner shall have all powers necessary or desirable to carry out the purposes, business and objectives of the Partnership and its duties as set forth herein and all of the power and authority in connection therewith as may be specifically stated in this Agreement or as may be otherwise provided by law. The General Partner specifically has the power and authority to execute agreements, at the Partnership's expense and in its name, for the acquisition of the Project and the financing in connection therewith.

4.3.              Tax Matters Partner.

                  The General Partner shall serve as the Tax Matters Partner pursuant to Section 6231(a)(7)(A) of the Code, and shall take such action as may be required to register such status with the Internal Revenue Service. The Tax Matters Partner ("TMP") is responsible for all administrative and judicial proceedings for the assessment and collection of tax deficiencies or the refund of tax overpayments arising out of a Partner's distributive share of items of income, deduction, credit and/or of any other Partnership item (as that term is defined in the Code or in regulations issued



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\
by the Internal Revenue Service) allocated to the Partners affecting any Partner's tax liability. The TMP shall promptly give notice to all Partners of any administrative or judicial proceedings pending before the Internal Revenue Service involving any Partnership item and the progress of any such proceeding. Such notice shall be in compliance with such regulations as are issued by the Internal Revenue Service. The TMP shall have all the powers provided to a tax matters partner in Sections 6221 through 6233) of Code, including the specific power to extend the statute of limitations with respect to any matter which is attributable to any Partnership item or affecting any item pending before the Internal Revenue Service and to select the forum to litigate any tax issue or liability arising from Partnership items. The TMP may resign his position by giving thirty (30) days written notice to all Partners, whereupon the Partners shall designate a new TMP. The TMP shall be entitled to reimbursement for any and all reasonable expenses incurred with respect to any administrative and/or judicial proceedings affecting the Partnership.

4.4.              Duties of the General Partner.

                  4.4.1. The General Partner shall use its best efforts to carry out the purposes, business and objectives of the Partnership; shall devote such time to Partnership business as shall be reasonably required to carry out such purposes, business and objectives; and shall use its best efforts to assure the efficient management and operation of the Partnership.

                  4.4.2. The General Partner shall supervise the preparation and filing of the tax returns of the Partnership; shall, on behalf of the Partnership, make such tax elections and determinations as appear to be appropriate; and shall advise the Limited Partners of their shares of tax liabilities.

                  4.4.3. The General Partner shall cause the Partnership at all times to maintain such insurance, in such amounts and against such other risks, as the General Partner deem advisable to protect the Partnership.

                  4.4.4. The General Partner shall maintain separate financial accounts so that the funds of the Partnership shall be kept separate and will not be commingled with any other funds.

4.5.              Compensation of the General Partner and its Affiliates.

                  The General Partner shall receive no compensation for their services as General Partner, except that the General Partner shall be entitled to its interest in Profits, Losses, and Cash Flow as set forth elsewhere in this Agreement. The General Partner shall be entitled to receive repayment of any moneys lent the Partnership, together with interest, if any, provided in connection with any such loan. The General Partner shall be entitled to receive reimbursement for expenses as set forth in Article IX hereof. Affiliates of the General Partner shall be entitled to receive reasonable compensation for services rendered to the Partnership, provided the Partners approve the terms of the services and compensation and the requirements of Section 1.7(iii) are met.




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4.6.            Other Interests of Partners.

                Any Partner may engage in other business including business of a nature which is the same as or similar to the business of this Partnership without duty or obligation to account to the Partnership in connection therewith. Any Partner may, in his individual capacity, lend money to or otherwise deal with the Partnership and shall have no liability or obligation to the Partnership in connection with such dealings unless the dealings are manifestly unfair or the benefits received by such Partner are unreasonable.


4.7.            Amendment of Partnership Agreement.

                Except as set forth below, no amendment to this Agreement shall be made without the consent of all of the Partners. Notwithstanding the provisions immediately above, amendments to reflect any one or more of the following events may be made by the General Partner when required in order to carry out the other provisions of this Agreement and to comply with law and no such amendments shall require the vote, approval or written consent of any of the other Partners:

                4.7.1. Transfer of any limited partnership interest pursuant to Article V.

                4.7.2. Change in the name of the Partnership, the location of the principal place of business of the Partnership, the name or place of residence of a Partner, the location of the Partnership's registered office or the identity of the Partnership's registered agent.

                4.7.3.   Substitution of a Limited Partner pursuant to Article
                         V.

                4.7.4.   Correction of a nonsubstantive error in this Agreement;
                         and

                4.7.5. Amendments necessary to cause the Agreement to comply with applicable law, regulation or rule; including, but not limited to, any amendment deemed necessary by the General Partner to permit the Partnership to be treated as a partnership for federal income tax purposes.

4.8.            Major Decisions Requiring Unanimous Partner Approval.

                Notwithstanding anything herein to the contrary, the following described actions shall be referred to as "Major Decisions" and shall require the affirmative approval of all of the Partners:

                4.8.1. The replacement, modification, consolidation, refinancing or extension of any mortgage or other financing instrument covering any property owned by the Partnership.


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                4.8.2.   Confessing a judgment against the Partnership in
                         connection with any threatened or pending legal action.

                4.8.3.   Any act in contravention of this Agreement.

                4.8.4. Any act which would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement.

                4.8.5. The knowing performance of any act that would subject any Limited Partner to liability as a General Partner in any jurisdiction.

                4.8.6.   Dissolution or liquidation of the Partnership.

                4.8.7. The sale, lease, or transfer of all or substantially all of the Partnership's assets.

                4.8.8. The filing of a voluntary petition or initiation of proceedings to have the Partnership adjudicated bankrupt or insolvent, or the consent to the institution of bankruptcy or insolvency proceedings against the Partnership, or the filing of a petition seeking or consenting to reorganization or relief of the Partnership as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to the Partnership; or the seeking or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Partnership or of all or any substantial part of the properties and assets of the Partnership, or the making of any general assignment for the benefit of creditors of the Partnership, or admitting in writing the inability of the Partnership to pay its debts generally as they become due or the declaration of a moratorium on the Partnership debt or the taking any action in furtherance of any such action.

                4.8.9. Amendment, modification or alteration of this Agreement, except as permitted in Section 4.7.

                4.8.10.  Merger or consolidation with any other entity.

                4.8.11. Approval of the agreements pursuant to which the Partnership acquires the Project or finances such acquisition.

                4.8.12.  Approval of Medical Staff Bylaws for the Project.


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                4.8.13.     Credentialing of physicians on the medical staff of
                            the Project.

                4.8.14. Approval of managed care contracts relating to the Project with over 5,000 covered lives.

                4.8.15.     Approval of a Charity Care Policy for the Project.

                4.8.16.     Approval of the annual budget for the Project.

                4.8.17.     Approval of the administrator/CEO for the Project.

                4.8.18.     Amendment of the Management Agreement.

4.9.            Liability of General Partner to Partnership or to Limited
                Partners.

         The General Partner, its employees, agents and assigns, shall not be liable to the Limited Partners or to the Partnership for any loss suffered which arises out of an act or omission of the General Partner, its employees, agents and assigns, if, in good faith, it was determined by the General Partner that such act or omission was in the best interests of the Partnership and such act or omission did not constitute negligence or fraud. The General Partner, its employees, agents and assigns, shall be indemnified by the Partnership against any and all claims, demands and losses whatsoever if: (i) the indemnitee conducted itself in good faith; and (ii) reasonably believed (a) in the case of conduct in its official capacity with the Partnership, that its conduct was in its best interests and (b) in all other cases, that its conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, it had no reasonable cause to believe its conduct was unlawful.

4.10.             Additional Items.

                  Mother Frances will use its best efforts (i) to purchase the West Oak Medical Plaza Building and the rural health clinic contained therein (by assumption of debt or otherwise), provided such purchase is for fair market value, is commercially reasonable and the usual and customary seller representations and warranties are obtained; and (ii) subject to availability, documentation of need and physician acceptance and approval, to recruit three
(3) physicians in each of the next three (3) years to R.M.S.A. or Trinity Clinic to practice in the vicinity of the Project.

                                    ARTICLE V
                    Admission and Withdrawal of Partners and
                       Transfers of Partnership Interests

5.1.              Transfers of Partnership Interests.

                  The transfer of an interest in the Partnership shall mean the transfer, alienation, sale, assignment, pledge or other disposition or encumbrance of all or any part of an existing interest in the Partnership, whether voluntarily or involuntarily, whether for or without consideration, and includes a transfer by death or incompetency of a Partner, by operation of law, by bankruptcy of a Partner, by foreclosure or judicial sale or otherwise. In the event of the transfer of all or any part of the interest in the Partnership of a Partner in accordance with this Agreement, this Agreement shall be amended as necessary to reflect the transfer of the interest.

5.2.              Permissible Transfers/Withdrawals.

                  No transfer or assignment of a Partnership interest shall be made except on the following conditions:

                             1. Any Partner may, without the consent of any
                    other Partner, freely transfer its full Partnership interest to any other Partner;

                             2. Any Partner may transfer all or a portion of its
                    Partnership interest to another person or entity in accordance with the provisions of this Article V.

In the event that any Partner shall at any time attempt to transfer its interest in the Partnership or withdraw from the Partnership in violation of the provisions of this Agreement, such transfer or withdrawal shall be considered void ab initio, and the Partnership shall, in addition to all other rights and remedies at law and in equity, be entitled to a decree or order restraining and enjoining such transfer or withdrawal, and the offending Partner shall not plead in defense thereto that there would be an adequate remedy at law, it being expressly acknowledged and agreed that damages at law will be an inadequate remedy for a breach or threatened breach of the provisions concerning transfer or withdrawal set forth in this Agreement.

5.3. Bankruptcy, Resignation, Dissolution, Liquidation or Removal of the General Partner.

                  Upon the bankruptcy, resignation, dissolution, liquidation, conversion or removal of a General Partner, the Partnership shall dissolve pursuant to Section 7.1 of this Agreement unless a substitute General Partner is elected by the unanimous vote of the Limited Partners within 60 days and such Limited Partners vote to continue the business of the Partnership.

5.4.              Dissolution of Limited Partner.

                  The bankruptcy, dissolution, liquidation, or termination of a Limited Partner shall not cause the termination or dissolution of the Partnership and the business of the Partnership shall continue. Upon any such occurrence, the trustee or receiver of such Limited Partner shall have all the rights of such Limited Partner for the purpose of settling or managing its estate or property, subject to satisfying conditions precedent to the admission of such assignee as a substitute Limited Partner. The transfer by such trustee or receiver of any Partnership interest shall be subject to all of the restrictions hereunder to which such transfer would have been subject if such transfer had been made by such bankrupt, dissolved, liquidated or terminated Limited Partner.

5.5.              Provisions Intended to Ensure Compliance with Securities Laws.

                  5.5.1. Restrictions on Transfer. In addition to the provisions of Section 5.2 hereof, Partnership interests are not transferable except pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 of the Securities and Exchange Commission (or any similar rule then in force) if such rule is available, and (iii) subject to the conditions specified in Section 5.5.2 hereof any other legally available means of transfer.

                  5.5.2. Procedure for Transfer. In connection with the transfer of any Partnership interests (other than a transfer referred to in clauses (i) or (ii) of Section 5.5.1 above), the holder thereof will deliver written notice to the General Partner describing in reasonable detail the transfer or proposed transfer, together with an opinion (reasonably satisfactory to the General Partner) of counsel which (to the General Partner's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Partnership interests may be effected without registration of such Partnership interests under the Securities Act.

5.6.             No Transfer Which Violates Safe Harbors.

                 The General Partner may prevent, in its sole discretion, any transfer that would cause the Partnership not to satisfy any safe harbor provided in Internal Revenue Service Notice 88-75 or subsequent administrative or legislative provision permitting the Partnership to avoid being a "publicly traded partnership" under Section 7704 of the Code.

5.7.              Additional General Partner; Transfer of General Partner's and
                  PPI's Interest.

                  No additional General Partner shall be admitted to the Partnership without the prior written consent of all of the Limited Partners. The General Partner shall not transfer its interest in the Partnership without the consent of all of the Limited Partners. Notwithstanding the foregoing, the General Partner may transfer its Partnership interest to a substitute General Partner without the consent of the Limited Partners if (a) PPI is selling its entire Partnership interest in the same transaction; and (ii) Mother Frances has the right to sell its Partnership interest in the same transaction for a price equivalent to that received by PPI, adjusted pro rata based on their respective Partnership interests. PPI shall not transfer its interest in the Partnership without the consent of Mother Frances, unless Mother Frances has the right to sell its entire Partnership interest in the same transaction for a price equivalent to that received by PPI, adjusted pro rata based on their respective partnership interests.

5.8.              Transferees as Substitute Partners.

                  5.8.1. A party who acquires an interest in the Partnership and who becomes a substitute Partner as herein provided shall succeed to all of the rights and powers of a Partner with respect to the interest in the Partnership which is acquired. A party who does not become a substitute Partner shall be entitled only to receive the share of profits and losses and the share of distributions of cash and the return of capital contributions to which the Partner from whom he acquired his interest in the Partnership would have been entitled with respect to the interest in the Partnership which is acquired but, notwithstanding any other provision in this Agreement to the contrary, shall have no right to require any information or account of Partnership transactions, no right to inspect the Partnership books and no other rights and powers of a Partner. A party who does not become a substitute Partner shall nevertheless be subject to all of the provisions of this Agreement and to all of the restrictions and liabilities under this Agreement with respect to the interest acquired.

                  5.8.2. A Transferee of a General Partner's interest may become a substitute General Partner only in accordance with Paragraph 5.7 hereof. In the event of the transfer of a limited partnership interest in accordance with this Agreement, the transferee may become a substitute Limited Partner only with the written consent of the General Partner which may be withheld in its sole discretion, and upon satisfaction of the following conditions:

                  a. The receipt by the General Partner of a written instrument setting forth the intention of the transferor that the transferee become a substituted Limited Partner;

                  b. The receipt by the General Partner of such information, documents and fees as the General Partner may deem necessary or desirable to effect the admission of the transferee as a substitute Limited Partner, including, without limitation, an opinion of counsel satisfactory to the General Partner that such substitution will not violate the provisions of any applicable securities laws, rules or regulations.

                  5.9. Permitted Transfers by Mother Frances.

                  Notwithstanding anything in this Agreement to the contrary, Mother Frances shall have the right to transfer its Partnership interest to Trinity Mother Frances Health System or to an Affiliate that is one hundred percent (100%) owned though stock ownership (or governed through membership rights in the case of a not-for-profit organization) by one or more members of the Trinity Mother Frances Health System group, otherwise Mother Frances shall not transfer any Partnership interest except in accordance with the following procedures:

                  5.9.1. Right of First Refusal. For fifteen (15) days Mother Frances shall grant to PPI a right of first refusal (the "First Refusal") to purchase Mother Frances's Partnership interest at a price equal to a bona fide written offer to Mother Frances by an independent third party.

                  5.9.2. Notice of Intent to Sell. The First Refusal shall be granted by written notice of intention to make a bona fide disposition by Mother Frances stating the offer to sell, the Partnership interest offered, purchase price therefor which shall be the terms on which Mother Frances proposes to dispose of its Partnership interest, and the name and address of the on to whom Mother Frances desires to transfer the Partnership interests.

                  5.9.3. Notice of Exercise. The First Refusal may be exercised only by actual delivery to Mother Frances, prior to the termination of the time period, of a notice of exercise.

                  5.9.4. Closing. The closing of the purchase of the Partnership interest pursuant to the right of first refusal described in this Section 5.9 shall take place on the date designated by PPI in the notice of exercise described in clause 5.9.3 above, which date shall not be more than sixty (60) days nor less than five (5) days after the delivery of such notice. At the closing, Mother Frances shall deliver to PPI duly executed instruments transferring Mother Frances's Partnership interest to PPI against payment of the purchase price by a delivery of a check or wire transfer of funds to an account designated by Mother Frances. PPI will be entitled to receive customary representations and warranties from Mother Frances regarding such sale.

                  5.9.5. Failure to Exercise Right of First Refusal. If PPI does not exercise its First Refusal, Mother Frances may transfer its Partnership interest to the purchaser at the purchase price and on the terms described in the notice delivered pursuant to clause 5.9.3 above.

                  5.10.   Partners' Representations and Warranties.

                  5.10.1. Partners' Investment Representations. Each Partner
                          hereby represents that he or it is acquiring the Partnership interests set forth in Schedule A for its own account with the present intention of holding such securities for investment purposes and that it has no intention of selling such securities in a public distribution in violation of federal or state securities laws; provided that nothing contained herein will prevent the Partners and the subsequent holders of such securities from transferring such securities in compliance with the provisions of
                          Article V hereof.

                  5.10.2. Other Representations and Warranties of the Partners.
                          Each Partner hereby severally represents and warrants to and covenants and agrees with the Partnership that:

                        a. Such Partner has had an opportunity to ask questions
                           and receive answers concerning the terms and conditions of the securities purchased hereunder and has had full access to such other information concerning the Partnership as such Partner may have requested and that in making its decision to invest in the securities being purchased hereunder he or it is not in any way relying on the fact that any other party has decided to be a Partner hereunder or to invest in the securities;

                        b. Such Partner is an "accredited investor" as defined
                           in Rule 501(a) under the Securities Act;

                        c. Such Partner is able to bear the economic risk of its
                           investment in the Partnership purchased hereunder for an indefinite period of time, including the risk of a complete loss of such Partner's investment in the Partnership.

                                   ARTICLE VI
               Special Put/call Rights in Favor of Mother Frances

                  6.1. Call Right. So long as this Agreement shall be in effect Mother Frances shall have the right to acquire additional Partnership interests from the Partnership sufficient for Mother Frances to own ten percent (10%) of the Partnership interests of the Partnership on the following terms:

                           6.1.1. Price. The price Mother Frances shall pay for
                  such additional Partnership interests shall be five percent (5%) of the sum of (i) the net working capital of the Partnership as shown on the most recently available balance of the Partnership prior to the date such Partnership interest is issued plus (ii) the greater of (x) $21,900,000 or (y) the product obtained by multiplying 5 times Trailing EBITDA, less
                  (iii) the debt of the Partnership as shown on such balance sheet.

                           6.1.2. Mechanics of Exercise. If Mother Frances
                  desires to exercise its Call Right, it shall deliver notice to the General Partner during the first or seventh months after the annual audited financial statements of the Partnership are delivered to Mother Frances with respect to the prior year and simultaneously tender the price for the additional Partnership interest in cash.

                           6.1.3. Termination of Call Rights. If Mother Frances
                  exercises its right to put its Partnership interests to PPI or the Partnership pursuant to Section 6.2, its rights under this Section 6.1 shall forthwith cease.

                  6.2. Put Right. Commencing July 1, 1998, Mother Frances shall have the right to put its original 5% Partnership interest in the Partnership either to PPI or the Partnership (at the option of PPI) on the following terms:

                           6.2.1. Price. The price PPI or the Partnership
                  shall pay to Mother Frances for such Partnership interest shall be five percent (5%) of the sum of (i) the net working capital of the Partnership as shown on the most recently available balance of the Partnership prior to the date such Partnership interest is issued plus (ii) the greater of (x) $21,900,000 or (y) the product obtained by multiplying 5 times Trailing EBITDA, less (iii) the debt of the Partnership as shown on such balance sheet.

                           6.2.2. Mechanics of Exercise. If Mother Frances
                  desires to exercise its Put Right, it shall deliver notice to the General Partner during the ninety (90) days after the annual audited financial statements of the Partnership are delivered to Mother Frances with respect to the prior year, and the Partnership or PPI shall pay the price for such additional Partnership interest in cash within thirty (30) days.

                           6.2.3. Termination of Put Rights. If Mother Frances
                  exercises its right to purchase additional Partnership interest pursuant to Section 6.1, its rights under this
                  Section 6.2 shall forthwith cease

                  6.3. Adjustment of Percentage Interest. In the event of the exercise of the Call Right or Put Right under this Article, the Percentage Interest shall be adjusted as of the date of the transfer pursuant to this Article.


                                   ARTICLE VII
                           Dissolution and Termination

7.1.              Events Causing Dissolution and Termination.

                  The Partnership shall be dissolved upon (1) the expiration of the term of the Partnership stated in this Agreement; (2) the sale of all of the assets of the Partnership and the distribution of the net proceeds therefrom;
(3) at any time with the written consent of the General Partner and of all of the Limited Partners; (4) the resignation, dissolution and liquidation or conversion of the General Partner if no substitute General Partner is elected within sixty (60) days as provided in Section 5.3; and (5) any other event as may be provided by law. The Partnership shall be terminated when the winding up of Partnership affairs has been completed following dissolution.

7.2.              Winding Up Affairs on Dissolution.

                  Upon dissolution of the Partnership, the General Partner, or the persons required or permitted by law to carry out the winding up of the affairs of the Partnership, shall promptly notify all Partners of such dissolution; shall wind up the affairs of the Partnership; shall prepare and file all instruments or documents required by law to be filed to reflect the dissolution of the Partnership; and, after paying or providing for the payment of all liabilities and obligations of the Partnership, shall distribute the assets of the Partnership as provided by law and the terms of this Agreement.


7.3.              Distributions in Accordance with Capital Accounts.

                  Notwithstanding any other provision of this Agreement, upon liquidation of the Partnership (or any Partner's interest in the Partnership) liquidating distributions shall be made, in all cases, in accordance with the Partners' positive capital account balances determined after all adjustments to the Partners' capital accounts for the taxable year. Such distribution shall be made within the time periods required by Treasury Regulation Section 1.704-1(b). In the event that upon liquidation of the Partnership, the General Partner has a deficit balance in its capital account, the General Partner shall contribute to the capital of the Partnership an amount of money equal to the lesser of (a) such deficit balance, or (b) the excess of 1.01 percent of the total capital contributions by the Limited Partners to the Partnership over the total amount of capital contributions made to the Partnership by the General Partner. Any amounts contributed by the General Partner shall be added to the amounts described above and shall be distributed in the manner provided in this Section 6.4.

                                  ARTICLE VIII
                                 Fiscal Matters

8.1.              Books and Records.

                  The General Partner shall maintain full and accurate books of the Partnership at its principal place of business or at such other place as may be designated from time to time by the General Partner, showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Partnership's business and affairs. Each Partner and its duly authorized representatives shall at all time have access to and may inspect and copy any of such books and records.

8.2.              Fiscal Year.

                  The fiscal year of the Partnership shall end on December 31 of each year.

8.3.              Reports to Partners.

                  The General Partner shall cause to be prepared at the Partnership's expense, and shall deliver to each Partner the following reports:

                  8.3.1. Within seventy-five (75) days after the end of each Fiscal Year, all information necessary for the preparation of the Limited Partners' federal income tax returns;

                  8.3.2. Any Partner may obtain, at such Partner's expense, such other reports on the Partnership's operations and conditions as such Partner may reasonably request, which reports shall be mailed by the General Partner within one (1) month after notice of such Partner's request.

8.4.              Bank Accounts and Temporary Investments.

                  All funds of the Partnership shall be deposited in its name in such checking, savings or other accounts as shall be designated by the General Partner from time to time separate and apart from, and not commingled with, the accounts of any other persons, including the accounts of the General Partner or its Affiliates. Withdrawals therefrom shall be made upon such signature or signatures as the General Partner may designate.

8.5.              Accounting Decisions.

                  All decisions as to accounting matters shall be made by the General Partner in accordance with generally accepted accounting principles consistently applied, unless another method of accounting not in accordance with generally accepted accounting principles is selected for tax reporting purposes.

                                   ARTICLE IX
                           Expense of the Partnership

9.1.              Reimbursement of Expenses Incurred by the General Partner.

                  All expenses of the Partnership's business should be billed directly to and paid by the Partnership. The General Partner shall be reimbursed by the Partnership for all direct expenses incurred by it to unrelated third parties in connection with the Partnership's business, including legal, accounting, and financial services.


                                    ARTICLE X
                               General Provisions

10.1.             Notices.

                  All notices, consents, waivers, directions, requests, votes or other instruments or communications provided for under this Agreement shall be in writing, signed by the party giving the same, and shall be deemed properly given when actually received, if delivered in person, or when mailed, if sent by registered or certified United States mail, postage prepaid, addressed: (a) in the case of the Partnership, to the Partnership at the principal place of business of the Partnership; or (b) in the case of any Partner individually, to such Partner at his address set forth in Schedule A hereto. Each Partner may, by written notice to all other Partners, specify any other address for the receipt of such instruments or communications.

10.2.             Power of Attorney.

                  Subject to the requirements of this Agreement, each Partner, by the execution of this Agreement, hereby irrevocably constitutes and appoints the General Partner, its successor and assigns, as its true and lawful attorney and agent, with full power and authority in his name, place and stead to swear to, execute, acknowledge, deliver, file and record in any appropriate public office any certificate or other instrument which may be necessary, desirable or appropriate to qualify or to continue the Partnership as a limited partnership in the State of Texas; any amendment to this Agreement or to any certificate or other instrument which may be necessary, desirable or appropriate to reflect the admission of a Partner, the withdrawal of a Partner or the transfer of all or any part of the interest of a Partner in the Partnership or any additional capital contributions or withdrawal of capital contributions by a Partner; any conveyance of Partnership property; any mortgage or other encumbrance of Partnership property and related documents; any note or other instrument evidencing a Partnership obligation and related documents; and any certificates or instrument which may be appropriate, necessary or desirable to reflect the dissolution and termination of the Partnership. The power of attorney granted hereby shall not be affected by disability of the principal, shall be deemed to be coupled with an interest and shall survive the death or incompetency of any Partner and the transfer by any Partner of its interest as Partner in the Partnership.

10.3.             Meetings.

                  Meetings of all Partners may be called by the General Partner and/or any Limited Partner. Upon receipt of a written request stating the purpose(s) of the meeting, the General Partner shall provide all Partners within ten (10) days after receipt of said request, written notice of the meeting, and the purpose thereof, to be held on a date not less than fifteen (15) nor more than sixty (60) days after receipt of said request. Any such meetings shall be held at the principal place of business of the Partnership.

10.4.             Integration.

                  This Agreement embodies the entire agreement and understanding among the Partners and supersedes all prior agreements and understandings, if any, among and between the Partners relating to the subject matter hereof.

10.5.             Applicable Law.

                  This Agreement and the rights of the Partners shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

10.6.             Counterparts.

                  This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one agreement binding on all the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart, except that no counterpart shall be authentic unless signed by the General Partner.

10.7.             Severability.

                  In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.

10.8.             Binding Effect.

                  Except as herein otherwise provided to the contrary, this Agreement shall be binding upon, and inure to the benefit of, the Partners and their respective heirs, executors, administrators, successors and assigns.

10.9.             Waiver of Action of Partition.

                  The Partners agree that the property of the Partnership is not and will not be suitable for partition and that all the property of the Partnership should be dealt with as a single, integral unit. Accordingly, each of the Partners hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the property of the Partnership, either as a partition in kind or a partition by sale.

IN WITNESS WHEREOF, the undersigned, being all of the Partners of the Partnership, have executed and acknowledged this Agreement as of the day first above written.

                                           GENERAL PARTNER:

                                           PRINCIPAL HOSPITAL COMPANY,
                                           a Delaware corporation


                                            By: /s/ Martin S. Rash
                                                -------------------------------
                                            Title: President and CEO
                                                   ----------------------------

                                            LIMITED PARTNERS:


                                            PALESTINE-PRINCIPAL, INC.
                                            a Tennessee corporation



                                            By: /s/ Martin S. Rash
                                                -------------------------------
                                            Title: President and CEO
                                                   ----------------------------




                                            MOTHER FRANCES HOSPITAL REGIONAL
                                            HEALTH CARE CENTER,
                                            a Texas not-for-profit corporation


                                            By: /s/ Signature Illegible
                                               --------------------------------
                                            Title: President
                                                   ----------------------------

                                   Schedule A

               PALESTINE PRINCIPAL HEALTHCARE LIMITED PARTNERSHIP

                     NAMES, ADDRESSES, CAPITAL CONTRIBUTIONS
                         OF PARTNERS AND NUMBER OF UNITS


                  The names and addresses of the Partners are set forth below. The amounts contributed or to be contributed by each Partner as its capital contribution to the Partnership and the number of Units owned by each Limited Partner are also set forth below opposite its name:


----------------------------------------------------------------------------------

NAME AND ADDRESS                CAPITAL CONTRIBUTION           PERCENTAGE INTEREST

----------------------------------------------------------------------------------

GENERAL PARTNER:

Principal Hospital Company          $  105,000                          1%
5123 Paddock Village Court
Suite A-12
Brentwood, TN 37027
Attn: President

LIMITED PARTNERS:

Palestine-Principal, Inc.           $9,870,000                         94%
Suite A-12
Brentwood, TN 37027
Attn: President

Mother Frances Hospital
Regional Health Care Center         $  525,000                          5%
800 East Dawson
Tyler, TX 75701
Attn: President
